UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2003

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18291 (Commission File Number)	75-2922239 (I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas (Address of principal executive offices)	75067 (Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

The Company’s consumer finance business, which is conducted through its wholly owned subsidiary First Consumer Credit, Inc. (“FCC”), is engaged in providing consumer financing to the home improvement and remodeling industry. FCC purchases consumer retail installment obligations (“RIO’s) from select remodeling contractors, including RIO’s generated by the Company’s home improvement operations, enabling qualified contractors to originate a broad range of credit products that are not otherwise available to contractors utilizing only traditional sources for home improvement financing.

As previously reported, on February 11, 2003, FCC entered into a $75 million credit facility agreement (the “Credit Facility”) with Autobahn Funding Company LLC (“Autobahn”) as the lender, and DZ Bank AG Deutsche Zentral-Genossenschafsbank, Frankfurt AM Main (“DZ Bank”) as the Agent. The Credit Facility provides FCC the ability to finance RIO’s it purchases from remodeling contractors, and earn continuing finance charges over the life of the RIO’s. FCC Acceptance Corporation (“FCCA”), a wholly owned subsidiary of FCC, is the borrower under the Credit Facility and FCCA will purchase RIO portfolios from FCC. The Credit Facility will provide financing for 90% of the amount of eligible RIO’s purchased, and FCC will provide the remaining 10%. The Credit Facility is secured by the RIO’s.

Prior to entering into the Credit Facility, because FCC did not have the financial ability to carry its own portfolio, FCC typically held RIO’s for less than three months before selling portfolios of RIO’s to banks and insurance companies under negotiated purchase commitments. FCC earned a one-time origination fee upon each sale. In most cases, FCC retained the collection and servicing of these accounts on behalf of the purchaser.

Subsequent to entering into the Credit Facility, FCC changed its business model from selling, to financing portfolios of RIO’s, although FCC may from time to time sell a portion of its RIO portfolio. The ability to purchase and finance RIO’s provides FCC with continuing revenues from finance charges for the life of the RIO, typically a three-to five-year period, as opposed to a lesser one-time origination fee it formerly earned on the sale of the RIO. However, this change in FCC’s business model adversely effects FCC’s profitability in the short term since FCC’s portfolio of RIO’s is not yet large enough to generate a sufficient level of financing income to cover its existing infrastructure costs. Consequently, until FCC has accumulated a sufficient amount of RIO’s, and finance charges earned on the RIO portfolio reaches a sufficient level, FCC’s earnings will be adversely affected.

In order to minimize the short-term adverse effect that the change in FCC’s business model will have on FCC’s business earnings, on April 30, 2003, FCC entered into an agreement with Bank One, N.A. (“Bank One”) to purchase, subject to certain conditions, a portfolio of RIO’s from Bank One which had been previously sold to Bank One by FCC. Additionally, FCC and Bank One agreed to terminate the loan purchase and servicing agreement between the parties. On June 5, 2003, FCC completed the acquisition of approximately $22,940,000 of RIO’s from Bank One. The purchase price was $24.2 million, which included accrued interest of $217,000 and a $992,000 premium. FCC has the right to purchase an additional $700,000 of RIO’s from Bank One, subject to completion of certain documents related to the remaining RIO’s. FCC may sell up to $5 million of the purchased portfolio for the purpose of paying down its Credit Facility and for additional working capital. Management believes that this purchase will allow FCC to return to profitability in the third quarter of 2003, rather than the first quarter of 2004 as previously announced by the Company.

The RIO portfolio purchase was financed through a combination of a loan from First Savings Bank (“FSB”) and the utilization of FCC’s Credit Facility. The maximum advance under the Credit Facility is 90% of the outstanding balance of the RIO’s. To facilitate FCC’s required participation in the transaction, FCC on May 23, 2003 executed a $4 million promissory note with FSB (“FSB Note”). Interest on the FSB Note is at a fluctuating rate equal to the prime rate of interest for commercial borrowing published from time to time by The Wall Street Journal. Interest is payable monthly beginning on June 23, 2003 and continuing each month thereafter until May 23, 2004 when the $4 million principal is due and payable.

The FSB Note is secured by, among other collateral, (i) a deed of trust covering real estate and improvements located in Transylvania County, North Carolina owned by Chickadee Partners, L.P., (ii) certain securities held in a brokerage account in the name of Chrystine B. Roberts and Mark A. Roberts Joint Tenants; (iii) certain securities held in a brokerage account in the name of Donald A. Buchholz; and (iv) certain securities held in a brokerage account in the name of Angela Buchholz Children’s Trust. The FSB Note is further secured with the unconditional guaranties of the Company, Chickadee Partners, L.P. and Bosque-Chickadee Management Company LLC, the general partner of Chickadee Partners, L.P. (collectively, the “Chickadee Partners”).

Donald A. Buchholz is a director of the Company and will not receive any compensation for providing FCC with certain collateral for the FSB Note. The Chickadee Partners include the Angela Buchholz Children’s Trust, of which Angela Buchholz is the trustee, and Chrystine B. Roberts. Angela Buchholz is Donald A. Buchholz’s daughter-in-law and Chrystine B. Roberts is his daughter. Except for their relationship to Mr. Buchholz, none of the Chickadee Partners are affiliated with the Company. Chickadee Partners will receive from FCC as compensation for their guarantees and collateral for the FSB Note a monthly payment equal to the difference between 14% and the prime rate on the outstanding principal of the FSB Note until the FSB Note is paid (the “Collateral Fee”). The Collateral Fee will fluctuate inversely to changes in the prime rate such that an increase in the prime rate will cause the Collateral Fee to be decreased by the prime rate increase and conversely, a decrease in the prime rate will cause the Collateral Fee to increase by the prime rate change. Currently, the prime rate as reported by The Wall Street Journal is 4.25%; therefore, the current Collateral Fee is 9.75%.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit

10.37	Agreement in Respect of Termination of Loan Purchase and Servicing Agreement dated April 30, 2003 by and between Bank One, N.A. and First Consumer Credit, Inc. (“FCC”).

Exhibit Number	Description of Exhibit

10.38	Promissory Note dated May 23, 2003 (“FSB Note”) in the principal amount of $4,000,000 payable by FCC, as Maker, to First Savings Bank, a Federal Savings Bank, as Payee (“FSB”).

10.39	Deed of Trust, Assignment of Rents and Security Agreement dated May 23, 2003 by and between Chickadee Partners, L.P. (Grantor) and Richard J. Driscoll (Trustee) and First Savings Bank (Beneficiary) which secures the payment of the FSB Note with certain real estate and improvements located in Transylvania County, North Carolina.

10.40	Security and Pledge Agreement dated May 23, 2003 by and between Chrystine B. Roberts and Mark A. Roberts Joint Tenants (Pledgor) and FSB (Secured Party) which secures the payment of the FSB Note with a securities account at Charles Schwab & Co., Inc.

10.41	Security and Pledge Agreement dated May 23, 2003 by and between Angela Buchholz Children’s Trust (Pledgor) and FSB (Secured Party) which secures payment of the FSB Note with a securities account at Southwest Securities, Inc.

10.42	Security and Pledge Agreement dated May 23, 2003 by and between Don A. Buchholz (Pledgor) and FSB (Secured Party) which secures payment of the FSB Note with a securities account at Southwest Securities, Inc.

10.43	Unconditional Guaranty Agreement dated May 23, 2003 by and between U.S. Home Systems, Inc. (Guarantor) and FSB (Lender) which secures payments of the FSB Note.

10.44	Unconditional Guaranty Agreement dated May 23, 2003 by and between Chickadee Partners, L.P. (Guarantor) and FSB (Lender) which secures payments of the FSB Note.

10.45	Unconditional Guaranty Agreement dated May 23, 2003 by and between Bosque-Chickadee Management Company LLC (“Guarantor”) and FSB (“Lender”) which secures payments of the FSB Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on June 9, 2003 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ MURRAY H. GROSS
Murray H. Gross President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

10.37	Agreement in Respect of Termination of Loan Purchase and Servicing Agreement dated April 30, 2003 by and between Bank One, N.A. and First Consumer Credit, Inc. (“FCC”).

10.38	Promissory Note dated May 23, 2003 (“FSB Note”) in the principal amount of $4,000,000 payable by FCC, as Maker, to First Savings Bank, a Federal Savings Bank, as Payee (“FSB”).

10.39	Deed of Trust, Assignment of Rents and Security Agreement dated May 23, 2003 by and between Chickadee Partners, L.P. (Grantor) and Richard J. Driscoll (Trustee) and First Savings Bank (Beneficiary) which secures the payment of the FSB Note with certain real estate and improvements located in Transylvania County, North Carolina.

10.40	Security and Pledge Agreement dated May 23, 2003 by and between Chrystine B. Roberts and Mark A. Roberts Joint Tenants (Pledgor) and FSB (Secured Party) which secures the payment of the FSB Note with a securities account at Charles Schwab & Co., Inc.

10.41	Security and Pledge Agreement dated May 23, 2003 by and between Angela Buchholz Children’s Trust (Pledgor) and FSB (Secured Party) which secures payment of the FSB Note with a securities account at Southwest Securities, Inc.

10.42	Security and Pledge Agreement dated May 23, 2003 by and between Don A. Buchholz (Pledgor) and FSB (Secured Party) which secures payment of the FSB Note with a securities account at Southwest Securities, Inc.

10.43	Unconditional Guaranty Agreement dated May 23, 2003 by and between U.S. Home Systems, Inc. (Guarantor) and FSB (Lender) which secures payments of the FSB Note.

10.44	Unconditional Guaranty Agreement dated May 23, 2003 by and between Chickadee Partners, L.P. (Guarantor) and FSB (Lender) which secures payments of the FSB Note.

10.45	Unconditional Guaranty Agreement dated May 23, 2003 by and between Bosque-Chickadee Management Company LLC (“Guarantor”) and FSB (“Lender”) which secures payments of the FSB Note.

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